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                                                                   EXHIBIT 10.12

                               AGREEMENT OF LEASE


         THIS AGREEMENT OF LEASE, entered into by and between

         ROBERT I. SELSKY

hereinafter referred to as the "LANDLORD", and

         UP-RIGHT AERIAL PLATFORMS

hereinafter referred to as the "TENANT".

         1.1 Premises. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, upon the following terms and conditions, the premises described as follows:

         The building known as 11250 Somerset Avenue, Beltsville, Prince George's County, Maryland, containing approximately 9,200 square feet of gross floor area, situate on and together with approximately 61,139 square feet of land described as part of Lots 10, 11, 12, 13, 20 and 21 and Lots 22, 23 and 24, Block 03, Section 56, in the "Beltsville" subdivision, as shown on the site plan which is attached hereto and incorporated herein as Exhibit "I", zoned Heavy Industrial (I-2), said land and all improvements thereon being hereinafter referred to as the "Premises."

         1.2 Term. The term of this Lease shall be for Five (5) years, commencing on the first day of March, 1993, and ending on the last day of February, 1998.

         Notwithstanding the foregoing, provided this Lease is fully executed, Tenant shall have the right to use and occupy the Premises for the period November 1, 1992, through February 28, 1993. Tenant shall not be required to pay rent for such period, however, Tenant shall pay all utilities and other charges and additional rents pursuant to this Lease, and shall carry public liability insurance as provided in Section 3.7 hereof.

         If Tenant holds over and is in possession of the Premises at the end of the term or any renewal of this Lease, then the tenancy under this Lease shall become month-to-month upon all of the same terms and conditions contained in this Lease, at the rental rate then in effect and such tenancy shall be terminable by either party upon Thirty (30) days written notice to the other party.

         Provided the Tenant is not then in default under this Lease, Tenant shall have the right to renew this Lease for Three (3) additional terms of Five
(5) years each by giving written notice to Landlord exercising this option to renew not later


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than 120 days prior to expiration of the preceding term or renewal hereof. Any renewal of this Lease shall be upon the same terms and conditions herein provided, except that the rent payable by the Tenant during each year of the renewal period shall be adjusted as provided in Section 1.3 hereof.

         1.3 Rent. Rent for the period March 1, 1993, through February 28, 1994, shall be the sum of SIXTY-NINE THOUSAND AND NO/100 DOLLARS ($69,000.00) per annum ("Base Annual Rent"), payable to the Landlord in equal monthly installments of FIVE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($5,750.00) ("Base Monthly Rent"). Base Annual Rent for the period March 1, 1994, through February 28, 1998, shall be increased annually effective on March 1st of each year by adding to the Base Annual Rent payable during the immediately preceding Lease year (the "Previous Annual Rent") an amount equal to the product obtained by multiplying the Previous Annual Rent by Four Per Cent (4%). The Base Annual Rent as increased yearly shall be payable to Landlord in equal monthly installments.

         Provided Tenant properly exercises its option to renew as set forth in
Section 1.2 hereof, Base Annual Rent for the first year of the first renewal period shall be the sum of EIGHTY THOUSAND SIX HUNDRED EIGHTY-FIVE AND NO/100 DOLLARS ($80,685.00), payable in equal monthly installments of SIX THOUSAND SEVEN HUNDRED TWENTY-THREE AND 76/100 DOLLARS ($6,723.76). Thereafter, Base Annual Rent for each year of each renewal period shall be increased annually effective on March 1st of each year by adding to the Previous Annual Rent an amount equal to the product obtained by multiplying the Previous Annual Rent by Four and One-Half Per Cent (4.5%). The Base Annual Rent as increased yearly shall be payable to Landlord in equal monthly installments.

         The rent shall be payable in advance on the first day of each month without demand, setoff or abatement, to Robert I. Selsky, at 12119 Indian Creek Court, Beltsville, Maryland 20705, or such other place as may be designated by Landlord in writing. Tenant shall pay the Base Monthly Rent for the first full month hereof promptly upon execution of this Lease.

         Tenant agrees to pay to Landlord a late fee equal to the sum of Five Per Cent (5%) of any monthly rent installment which is not paid to Landlord within Ten (10) business days of the date on which said monthly installment of rent is due and payable.

         It is mutually agreed that payments made by check which do not clear the bank cause additional expenses for bookkeeping and clerical services. Tenant agrees that any such check issued for payments due hereunder which is returned without payment for any reason whatsoever, shall carry a charge of TWENTY-FIVE AND NO/100 DOLLARS ($25.00) for each time said check is returned, which sum shall be considered as additional rent hereunder, and


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shall be paid by Tenant to Landlord immediately upon notice thereof.

         2.1 Security Deposit. Tenant shall deposit with Landlord upon execution of this Lease, the sum of FIVE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($5,750.00) as a security deposit for the faithful performance of Tenant's obligations under this Lease, and Landlord may apply all or any part of said security deposit to cure any failure by Tenant to faithfully perform Tenant's obligations under this Lease. The security deposit shall not be considered an advance payment of rent or a measure of Landlord's damages in the event of default by Tenant.

         2.2 Utilities. Tenant shall arrange for all utilities to be in Tenant's name and Tenant shall promptly pay to the utility companies all bills for electricity, gas, fuel oil, telephone, water and sewer service used in the Premises. Tenant shall maintain a level of heat in the Premises which shall insure that the pipes and plumbing fixtures will not freeze and break, and Tenant shall be responsible for any repairs and replacements to said pipes and fixtures and any damage to the Premises and any personal property arising from freezing pipes and fixtures. In the event Tenant fails to pay such utility bills, Landlord may, but shall not be obligated to pay same, and proceed to collect all amounts so paid from Tenant as additional rent.

         2.3 Real Estate Taxes. Tenant shall pay to Landlord, as additional rent, 100% of any increase in the real estate taxes payable by Landlord for the entire property and building of which the Premises are a part, over and above the taxes payable for the tax year ending June, 1993. A tax bill shall be sufficient evidence of the amount of the taxes imposed on the property, and taxes shall include any front foot benefit charges, refuse collection charges, State, County, WSSC, M-NCPPC, and School Board taxes. Tenant shall pay its share of any increases, whether attributable to an increase in the rate, a new tax, reassessment of the property or any other reason. Tenant's share of the taxes shall be paid as additional rent within Ten (10) days after demand by Landlord.

         2.4 Fire and Extended Coverage Insurance. During the entire term and any renewal of this Lease, Tenant shall pay to Landlord, as additional rent, 100% of all increases in the premium for fire and extended coverage insurance on the Premises pursuant to insurance policies to be obtained by Landlord in an amount and upon terms satisfactory to Landlord. Tenant's share of any increases in the fire and extended coverage insurance premiums shall be paid as additional rent within Ten (10) days after demand by Landlord.

         2.5 Use. Tenant shall use the Premises solely for the purpose of office/warehouse use. Tenant shall comply with all ordinances, statutes, laws, orders, rules and regulations now in effect or which may hereafter be enacted, by the municipal,



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county, state and federal governments. Tenant will not use, permit or suffer to be used, the Premises for any disorderly or unlawful purpose. Tenant shall operate and maintain the Premises and all real and personal property therein in good, safe and sanitary condition. No part of the Premises shall be used as a residence, and no animals of any kind shall be kept on the Premises.

         Immediately upon final execution hereof by Landlord and Tenant, Tenant shall apply to Prince George's County, Maryland, for a Use & Occupancy Permit. The cost of application and processing said permit shall be paid by Tenant. Tenant shall diligently pursue issuance of said Permit at the earliest possible date. In the event that any repairs, improvements or alterations are required by governmental authorities as conditions to issuance of said Use & Occupancy Permit, Landlord shall make repairs, alterations and improvements with respect to improvements performed by Landlord pursuant to Section 2.6 hereof at Landlord's sole cost and expense. In no event shall Landlord have any liability whatsoever for any failure to obtain a Use & Occupancy Permit or for any consequences resulting from such failure. In the event said Use & Occupancy Permit is not issued within Ninety (90) days following the date of final execution of this Lease, provided Tenant has diligently pursued issuance of said Permit, Tenant may, at Tenant's option, terminate this Lease by written notice to Landlord within said Ninety (90) day period, whereupon all monies deposited with Landlord shall be returned to the Tenant, and the parties shall be relieved of any further liability hereunder.

         2.6 Repairs and Improvements. On or before November 1, 1992, Landlord shall, at Landlord's expense, make improvements to the Premises as set forth on Exhibit "II" which is attached hereto and incorporated herein. Landlord shall deliver the Premises with all mechanical, electrical and plumbing systems and equipment in good working order.

         Landlord shall be responsible for maintenance and repair of the roof, exterior walls, foundation, downspouts, gutters and structural elements of the building of which the Premises are a part, unless such repair or maintenance is necessitated by any act or neglect of Tenant or anyone acting by, through or under Tenant.

         Except as provided in the preceding paragraph, Tenant shall promptly repair at Tenant's expense any damage to the Premises and to any equipment, systems and facilities therein, and will make all replacements thereto, whether such repairs and replacements be necessitated by ordinary wear and tear or other event of any kind, except a Casualty as provided in Section 3.2 hereof. Without limiting the generality of the foregoing, Tenant's maintenance, repair and replacement responsibilities shall include the interior of the Premises, all doors, windows, and loading docks, if any, and all electrical, mechanical,



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plumbing, heating, ventilating, air conditioning, security, fire prevention and sprinkler systems and equipment, if any, presently or hereafter installed in the Premises. Tenant has had an opportunity to inspect the Premises and is leasing the Premises "AS IS", without any representation, warranty or covenant by the Landlord or Agent respecting the suitability of the Premises for Tenant's use thereof or the condition of the Premises or any element thereof.

         Tenant shall pay all expenses of operating and maintaining the Premises, including, but not limited to, expenses for refuse removal, janitorial services, carpet cleaning, and painting. Upon vacating the Premises, Tenant shall surrender the Premises in as good condition as the same were at the commencement of Tenant's original tenancy, excepting normal wear and tear and damage caused by a Casualty as provided in Section 3.2 hereof, unless such Casualty is caused by the negligence or intentional acts of Tenant or anyone acting by, through or under Tenant.

         Tenant shall not make any structural changes or alterations to the Premises or install any equipment which may necessitate any changes or addition to, or overload or require the extraordinary use of, any utilities or any electrical, plumbing, or mechanical systems serving the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Unless otherwise agreed in writing, at the conclusion of Tenant's occupancy of the Premises, any alterations, improvements and fixtures installed by Tenant in the Premises, at Landlord's option, shall either become the property of Landlord or be removed at Tenant's expense, in which event the Premises shall be restored by Tenant to their condition existing at commencement of this Lease.

         Landlord agrees to indemnify and hold harmless the Tenant from any pre-existing or current condition on the property of which the Premises are a part concerning the presence of (i) any "Hazardous Waste Substance" as defined by the Resource Conservation and Recovery Act of 1976 (or regulations thereunder) as later amended, (ii) any "Hazardous Substance" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (or regulations thereunder) as later amended, (iii) any "Hazardous Substance" as defined in the Maryland Health Environmental Code, Title 7, Subtitle 2 (or regulations thereunder) as later amended, and (iv) any "Substance" (including asbestos) the presence, maintenance or storage of which on the Premises is prohibited by law.

         Tenant shall not allow, permit, or cause the generation, use, accumulation, storage, treatment, transportation, disposal, release or threat of release of "Hazardous Waste Substance" as defined in the preceding paragraph and agrees to indemnify and hold harmless the Landlord from any such condition during the term and any renewals of this Lease.



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         2.7 Parking. Tenant shall have the exclusive use of the parking area serving the Premises, provided that any such use shall be at the sole risk of Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all claims, actions, damages and liability in connection with such use by Tenant and anyone acting by, through or under Tenant. Tenant shall keep clean and promptly remove all snow and ice from said parking areas and the sidewalks in front of the Premises. Tenant shall maintain at Tenant's expense any grass and landscaping appurtenant to the Premises and to the parking area serving the Premises.

         2.8 Notices. All notices hereunder shall be made in writing and shall be hand delivered or mailed by Registered or Certified U.S. Mail, Return Receipt Requested, First Class, postage prepaid, to the parties hereto at their respective addresses set forth below, or at such other address of which either party shall notify the other in accordance with the provisions hereof. Any notice required to be given hereunder on or before a specified date shall be deemed to have been duly and timely given if hand delivered before 5:00 P.M. on such date, or when given by mail as aforesaid, if postmarked before Midnight on such date. Notices given by mail shall be addressed:

IF TO LANDLORD:                              WITH A COPY TO:

Robert I. Selsky                             David H. Michael, Allen Cornell
12119 Indian Creek Court                     and Christopher Kelly
Beltsville, Maryland 20705                   The Michael Companies, Inc.
                                             9658 Baltimore Ave., Ste. 400
                                             College Park, Maryland 20740

IF TO TENANT:

Up-Right Aerial Platforms
11250 Somerset Avenue
Beltsville, Maryland 20705

         2.9 Brokerage. Landlord recognizes the firm of The Michael Companies, Inc. (herein referred to as the "Agent") as the procuring cause of the Tenant and this Lease. In consideration of Agent's services in procuring the Tenant, Landlord agrees to pay Agent, its successors and assigns a leasing commission of Five Per Cent (5%) of all base rent due and payable, or any assignee or subtenant of Tenant, during the full term of this Lease, and any renewals and extensions hereof, including any renewals or extensions on a month to month basis, for the Premises and any additional space later leased by Landlord to Tenant upon the same or any other terms, whether in the same building or any other location. Said leasing commission shall be payable 50% upon occupancy by the Tenant and 50% on the Commencement Date for the original term and payable in full upon commencement of any renewal, extension or expansion term, or a new lease between the parties. Furthermore, in the



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event of a sale by the Landlord to the Tenant of the Premises or the whole or any part of the building of which the Premises are a part, or any other property, the Landlord agrees to pay to the Agent as a sales commission for services rendered in procuring the Tenant an amount equal to Five Per Cent (5%) of the total sale price, payable at settlement.

         Landlord and Tenant warrant and represent each to the other that neither has engaged or dealt with any other broker, agent or finder in connection with this Lease and each agrees to indemnify and hold harmless the other and the Agent against any claim for a commission or fee resulting from a breach of this representation and warranty. The foregoing provisions for the payment of leasing and sales commissions are an integral part of this Lease and are covenants which run with the land, and shall be binding upon any subsequent owner of the Premises. Agent has no responsibility for the condition of the Premises or for the performance of this Lease or any other agreement between the Landlord and Tenant, and both parties agree to protect and hold harmless Agent from any and all claims for injury to person or personal property by reason of any accident or happening, in, upon or about the Premises.

         3.1 Assignment and Subletting. Tenant will not assign this Lease, in whole or in part, or sublet all or any part of the Premises, without first obtaining the Landlord's written consent, which consent shall not be unreasonably withheld. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, or an assignment or subletting to or by a receiver or trustee in any bankruptcy, insolvency, or other proceedings. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for Landlord's consent to any subsequent assignment or subletting. The acceptance by Landlord of the payment of rent following any assignment or subletting shall not be deemed to be a consent by Landlord to such assignment or subletting.

         3.2 Casualty Damage. If the Premises shall be damaged by fire, the elements, accident or other unavoidable casualty (any of such causes being referred to herein as a "Casualty"), but the Premises shall not be thereby rendered wholly or partially untenantable, then Landlord shall cause such damage to be repaired and there shall be no abatement of rent. If as the result of a Casualty, the Premises shall be rendered wholly or partially untenantable, then Landlord may at Landlord's option either terminate this Lease by giving written notice of termination to Tenant within Thirty (30) days after the Casualty, whereupon the rights and obligations of the parties under this Lease shall cease and the rent shall be abated proportionately as to the portion of the Premises rendered untenantable for the period until such repairs are completed. Landlord shall not be required to perform any work costing in



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excess of the amount covered by Landlord's insurance on the Premises. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including but not limited to inventory, trade fixtures, floor coverings, furniture and other property) or to any leasehold improvements installed in the Premises by Tenant, all of which damage, replacement and repairs shall be undertaken and promptly completed by Tenant. Notwithstanding any provision of this Lease, Landlord shall have no obligation to repair or replace any property which is damaged or destroyed due to the negligence of Tenant or anyone on or about the Premises or acting by, through or under Tenant.

         3.3 Eminent Domain. If the whole or any part of the Premises shall be taken under the power of eminent domain, then this Lease shall terminate as to the part of the Premises so taken on the date Tenant is required to yield possession thereof to the condemning authority. Rent shall be reduced in the same proportion as the portion of the floor area of the Premises so taken bears to the total floor area of the Premises prior to such taking. If the taking renders the remainder of the Premises untenantable, then either party may terminate this Lease as of the date when Tenant is required to yield possession to the condemning authority. All compensation awarded for any taking of the Premises shall be the property of Landlord, and Tenant hereby to Landlord all rights with respect thereto. Nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority for Tenant's damages, but if and only if such action is permitted by law and shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord.

         3.4 Subordination. This Lease shall be subject and subordinate to the liens of any mortgages and deeds of trust now existing or hereafter placed on the Premises or the property of which it is a part. Tenant shall promptly execute any certificates or assurances that the Landlord may request in confirmation of this subordination. Tenant hereby constitutes and appoints the Landlord as Tenant's attorney in fact to execute any such certificate or certificates for or on behalf of the Tenant, in the event that the Tenant shall have failed to execute any such certificate or certificates within Ten (10) days after having been requested to do so by the Landlord.

         3.5 Default. The happening of any of the following shall be deemed to be an event of default by Tenant under this Lease: (a) failure of Tenant to pay any installment of rent or other charge or money obligation herein required to be paid by Tenant within Ten (10) business days after the same becomes due and payable; (b) failure of Tenant to perform any other of its covenants under this Lease within Thirty (30) days after receipt of written notice from Landlord; (c) the filing of a petition in bankruptcy by Tenant or adjudication that Tenant is bankrupt, or the making by Tenant of a general assignment for the benefit of



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creditors, or the appointment of a receiver of substantially all of the property of Tenant, including, in any event, this Lease, in a proceeding based upon Tenant's insolvency which shall not be discharged within Ninety (90) days after such appointment; or (d) vacation or abandonment of the Premises by Tenant. Upon the occurrence of any of the aforesaid events of default by Tenant, Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand, enter into and upon the Premises or any part thereof in the name of the whole, by force or otherwise, and hold the Premises as if this Lease had not been made, and expel Tenant and remove Tenant's property without being deemed to be guilty in any manner of trespass, or Landlord may send written notice to Tenant of the termination of this Lease. Upon entry as aforesaid or, if Landlord shall so elect, upon the giving of such written notice, this Lease shall terminate.

         If Landlord shall terminate this Lease as hereinabove provided, whether or not the Premises or any part thereof shall be relet and regardless of the terms of any such reletting, or to the extent of Landlord's efforts to relet, Tenant shall remain liable for the performance of all covenants under this Lease, and for any and all damages and expenses incurred by Landlord arising from such default and re-entry and for any loss of rents sustained by Landlord for the balance of the term of this Lease. In the event of default under this Lease by Tenant, Landlord shall have the right, at Landlord's option, to relet the Premises as agent of Tenant and to apply the proceeds received from such reletting toward the payment of the rent under this Lease, and any loss of rent for the balance of the term shall be payable monthly by Tenant in advance in the same manner that rent hereunder is to be paid.

         In the event of default hereunder, the Tenant will be responsible and liable for all costs, charges, fees, including reasonable attorney's fees, which Landlord may incur in connection with the breach hereof and/or the collection of any sums due hereunder.

         3.6 Indemnity. Tenant agrees to and does hereby indemnify Landlord and Agent and save Landlord and Agent harmless and shall defend Landlord and Agent from and against any and all claims, actions, damages, liability and expense, including attorney's and other professional fees, in connection with loss of life, personal injury and property damage arising from or out of the occupancy or use of the Premises or any part thereof or any parking areas, sidewalks, or other amenities in the vicinity of the Premises. Neither Landlord nor Agent shall be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage to person or property which may be occasioned by or through the acts or omissions of persons occupying space in the vicinity of the Premises, or which may be occasioned by or through the breaking,



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bursting, stoppage or leakage of water, gas, oil, sewer or steam pipes and equipment or electrical wires.

         3.7 Insurance. At all times after the execution of this Lease, Tenant will carry and maintain at Tenant's expense public liability insurance, including the hazards of bodily injury, property damage, personal injury and any assumed or contractual liability under contracts defined as "incidental contract" under standard Insurance Services Offices definitions, to afford protection with limits not less than $1,000,000.00 each occurrence/$1,000,000.00 aggregate if written on a Combined Single Limit basis for bodily injury and property damage, or $1,000,000.00 each occurrence/$1,000,000.00 aggregate for bodily injury and $500,000.00 each occurrence/$500,000.00 aggregate for property damage if written on a Split Limit basis, and in either event, the limit for personal injury shall be $1,000,000.00.

         The insurance policies evidencing such insurance shall name Landlord as additional insured and shall also contain a provision by which the insurer agrees that such policies shall not be canceled except after Thirty (30) days written notice to Landlord. Upon execution of this Lease and annually thereafter, and upon request by Landlord, Tenant shall deliver to Landlord a certificate from the insurer evidencing each such policy to be in effect. In the event Tenant fails to procure such insurance, Landlord may, but shall not be obligated to procure same, and all expenses incurred by Landlord in connection therewith shall be chargeable to Tenant as additional rent.

         Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises to be increased beyond the minimum rate from time to time applicable to the Premises, then Tenant will promptly pay to Landlord, as additional rent, the amount of any such increase upon Landlord's demand.

         3.8 Landlord Access. Landlord or his agents shall have access to the Premises at any and all reasonable times for the purpose of inspecting the Premises, protecting the Premises against fire or other damage, and exhibiting the Premises to prospective tenants or purchasers. Landlord reserves the right to show the Premises to prospective new tenants or purchasers and to post signs on the Premises advertising its availability for sale or lease within the last Sixty (60) days of Tenant's occupancy of the Premises.

         3.9 Possession. If for any reason whatsoever the Landlord does not deliver possession of the Premises according to the terms of this Lease, then the rent shall be abated until the



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date that possession of the Premises is tendered by the Landlord. In no event shall the Landlord or Agent be liable in damages for failure to deliver possession under the terms of this Lease.

         3.10 Signs and Advertising. Tenant will not place or suffer to be placed or maintained on the exterior or visible from the exterior of the Premises, any sign, advertising matter, decoration, or any other thing, nor shall Tenant paint or decorate any part of the exterior of the Premises without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Tenant will at Tenant's sole cost and expense maintain any sign, decoration, advertising matter or other thing permitted by Landlord in good condition and repair at all times.

         3.11 Estoppel Certificate. At any time and from time to time, within Ten (10) days after request by Landlord, Tenant will execute, acknowledge and deliver to Landlord and to such other party as may be designated by Landlord, an estoppel certificate in form acceptable to Landlord setting forth the status of performance of the obligations of the parties under this Lease. If Tenant fails to provide such certificate within Ten (10) days after request by Landlord, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord. The failure to provide such certificate may, at the option of the Landlord, be considered an event of default hereunder in accordance with Section 3.5 hereof.

         3.12 Waiver. No reference in this Lease to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which Landlord may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any covenant herein or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall operate as a waiver of any such breach or covenant or any subsequent breach thereof.

         Tenant does hereby waive its right to a trial by jury, but Tenant does not waive its right to a bench trial in any dispute arising hereunder, nor does Tenant waive its right to applicable statutory provisions concerning notice to vacate the Premises.

         3.13 Landlord's Right to Cure. If Tenant fails to perform any covenant or responsibility of Tenant under this Lease, then Landlord may at Landlord's option perform such responsibility and Tenant shall promptly reimburse Landlord for any costs so incurred by Landlord, including attorney's fees, as additional rent hereunder. Any and all costs and expenses which are Tenant's responsibility under this Lease may be collected by Landlord as additional rent hereunder.



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         3.14 Landlord's Responsibility. It is the intention of Landlord and
Tenant that Landlord shall only be responsible for those items and expenses which are expressly made Landlord's responsibility herein, and all other items and expenses shall be borne by Tenant.

         3.15 No Joint Venture. Any intention to create a joint venture, partnership or agency relationship between the Landlord and Tenant is hereby expressly disclaimed. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary, with the exception of the rights of the Agent.

         3.16 Corporate Tenant. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that:
Tenant is a duly constituted corporation qualified to do business in the state in which the Premises are located; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

         3.17 Construction of Lease. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the state in which the premises are located. This agreement shall bind the administrators, executors, successors and assigns of the parties hereto. Landlord and Tenant each acknowledge that they have had full opportunity to obtain legal counsel prior to executing this Lease.

         This Lease contains the entire and final agreement of and between the parties hereto, and they shall not be bound by any statements, conditions, representations, inducements or warranties, oral or written, not herein contained. This Lease may be modified only by a writing signed by Landlord and Tenant. If any provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each other provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         For the convenience of the parties hereto, this Agreement is executed in several counterparts, each of which shall be deemed an original for all purposes without the necessity of producing any counterpart. The section headings in this Lease are for convenience of reference only and in no way shall be used to construe or modify this Lease.

         IN WITNESS WHEREOF, the parties have executed this Agreement of Lease as of the dates indicated below, the effective date of the Agreement of Lease being the date of final execution hereof by both parties.

WITNESS/ATTEST:          LANDLORD:



--------------------     ----------------------------       DATE ________
                         Robert I. Selsky



WITNESS/ATTEST:          TENANT:

                         UP-RIGHT AERIAL PLATFORMS

 /s/ Sandi Fowler        By: /s/ James Dillon
--------------------     ----------------------------       DATE 10-15-92
                         Vice President, UpRight, Inc.           --------
                         With Authority to Bind



         The Michael Companies, Inc. joins in execution of this Agreement of Lease for the purpose of consenting to the terms hereof regarding payment of commission.


                         THE MICHAEL COMPANIES, INC.


____________________     By: _________________________      DATE ________
                              Gary W. Michael,
                              President

                                    EXHIBIT I


                                   [Site Plan]

                                   EXHIBIT II

                            REPAIRS AND IMPROVEMENTS


         Landlord shall provide the following improvements to the Premises prior to November 1, 1992:

         a. Repair or replace, re-seal and re-stripe the blacktop areas. Any areas not so blacktopped shall be gravel, as shown on the site plan attached hereto as Exhibit "I". Landlord shall also build a "Runoff Trap" five feet square (5X5X5X5), constructed of filter paper and No. 2 stone to be located at the end of the swale near the fence which will accommodate the wash runoff.

         b. The modular office building will be painted and cleaned on the exterior where needed. All stairs, railings and ingress and egress ramps will be repaired and the grass will be mowed. The interior shall be painted or wallpapered, as designated by the Tenant. Office partitions will be added/removed per the final floor plan, as previously agreed by the parties. All systems within the building to be in good working order.

         All repairs and improvements performed by Landlord shall be performed in such a manner so as not to impede the obtaining of a Use & Occupancy Permit by Tenant.

         The Tenant, at its sole expense, shall be responsible for the design and construction of a loading ramp to its specifications.

                               ASSIGNMENT OF LEASE

         THIS ASSIGNMENT OF LEASE (this "Assignment") is made and entered into as of June, 1994, by and between Up-Right, Inc., a California corporation ("Assignor"), and Horizon High Reach, Inc., a Delaware corporation ("Assignee").

                                    RECITALS:

         A. Assignor is the tenant under that certain Agreement of Lease (the "Lease") dated October 15, 1992, (a copy of which Lease, including all amendments and modifications thereto, is attached hereto as EXHIBIT "A") between Assignor and Robert I. Selsky (herein, "Landlord"), for the premises (the "Premises") located in the City of Beltsville, State of Maryland, as described more particularly in the Lease.

         B. Pursuant to that certain Asset Contribution Agreement (the "Asset Contribution Agreement"), dated June __, 1994, Assignor has agreed to transfer, and Assignee has agreed to acquire, certain of Assignor's assets.

         C. In accordance with the Asset Contribution Agreement, Assignor desires to assign all rights and delegate to Assignee all obligations arising under the Lease, and Assignee desires to accept such assignment and delegation on the terms and conditions set forth below.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenant and agreements contained herein and other good and valuable consideration, the parties agree as follows:

         1. Assignment. Effective upon the Closing (as defined in the Asset Contribution Agreement) and, to the extent required under the Lease, Lessor's written consent hereto (such later date herein referred to as the "Effective Date"), Assignor assigns and transfers to Assignee all of Assignor's right, title, and interest in, and delegates to Assignee all obligations arising under, the Lease.

         2. Assumption. From and after the Effective Date, Assignee assumes all the obligations of Assignor under the Lease to be performed by Assignor as the tenant under the Lease and, agrees to be bound by all the terms, covenants, conditions, and provisions of the Lease. Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all costs, expenses (including, without limitation, attorneys' fees) and liabilities arising from the breach or default by Assignee of any of the terms, covenants, conditions, and provisions of the Lease occurring from and after the Effective Date.

         3. Representations and Warranties. Assignor hereby represents and warrants to Assignee that the documents attached hereto as EXHIBIT A comprise the entire agreement between Assignor and Lessor respecting the Premises.

         4. Governing Law. This Assignment and the rights and obligations of the parties hereunder shall in all respects be governed by, and interpreted in accordance with, the laws of the State of California.

         5. Interpretation. This Assignment shall be interpreted in accordance with the common meaning of its terms and shall not be interpreted strictly for or against either party, provided that in the event of any conflict with the terms or conditions of the Asset Contribution Agreement, the terms and conditions of the Asset Contribution Agreement shall control.

         6. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same agreement.

         7. Successors. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.

"ASSIGNOR"                              "ASSIGNEE"

UP-RIGHT, INC.                          HORIZON HIGH REACH, INC.
a California corporation                a Delaware corporation




By _____________________________        By _____________________________

                              CONSENT TO ASSIGNMENT


         The undersigned ("Landlord") hereby consents to the assignment of rights and delegation of duties under the Lease to Assignee, as described above, and from and after the Effective Date hereby releases Assignor from all obligations and liabilities arising under the Lease. Landlord hereby represents and warrants to Assignee and agrees that (i) as of the Effective Date, the Lease is in full force and effect and no default or breach (or no event has occurred that, with the passage of time, the giving of notice by Landlord, or both, otherwise would constitute a default or breach) exists under the Lease; (ii) the Lease attached hereto as EXHIBIT "A" constitutes the entire agreement of Assignor and Landlord with respect to the subject matter thereof; (iii) Assignor has paid or been credited with the deposits (whether in the nature of a security deposit or otherwise) specified in the Lease, and from and after the Effective Date Landlord shall hold and apply such deposits for Assignee's account in accordance with the Lease; and (iv) the term of the Lease commenced on the first day of March, 1993 and shall expire on the last day of February, 1998.

         IN WITNESS WHEREOF, Landlord has executed this Consent to Assignment as of 7/15/94 , 1994.



                                             By  /s/ Robert I Selsky
                                                 -------------------------------
                                                 Robert I. Selsky